UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2024

GREENLANE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1095 Broken Sound Parkway	Suite 100
Boca Raton	FL	33487
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01. Entry into a Material Definitive Agreement

Asset Purchase Agreement

As previously reported, on March 2, 2021, Warehouse Goods LLC (“Warehouse Goods”), a wholly owned subsidiary of the Greenlane Holdings, Inc. (the “Company”), entered into an Asset Purchase Agreement to acquire the Eyce LLC (“Eyce”) brand and substantially all of the assets relating to the Eyce brand. Also as previously reported, on October 13, 2021, Warehouse Goods entered into an Asset Purchase Agreement to acquire the Organicix, LLC d/b/a DaVinci (“DaVinci”) brand and substantially all of the assets of DaVinci.

On May 6, 2024, the Company, Warehouse Goods and Synergy Imports LLC (“Synergy”) entered into an asset purchase agreement, dated May 1, 2024 (the “Asset Purchase Agreement”) pursuant to which Synergy purchased all of the intellectual property, a specified amount of inventory, and other assets related to the Eyce and DaVinci brands. In consideration for the acquisition, all parties entered into a loan modification agreement, effective May 1, 2024 (the “Loan Modification Agreement”) and an amended and restated secured promissory note, effective May 1, 2024 (the Amended and Restated Secured Promissory Note”), an amendment to the original Eyce and Davinci Asset Purchase Agreements, a distribution agreement, the termination of a license granted by Eyce, and the termination of certain consulting and employment agreements.

Loan Modification Agreement

As was previously disclosed, on September 22, 2023, the Company and Warehouse Goods entered into a Loan and Security Agreement in which Synergy agreed to make available to the Company a six-month bridge loan of $2.2 million in new funds and defer payments totaling $2,028,603.59.

Pursuant to the Loan Modification Agreement, the maximum principal amount due was reduced from $6,894,381.22 to $2.2 million and subsequently increased to $2,451,229.74 as evidenced by the Amended and Restated Secured Promissory Note.

The foregoing summaries of the Asset Purchase Agreement, the Loan Modification Agreement and the Amended and Restated Secured Promissory Note do not purport to be complete and are qualified in their entirety by reference to the full texts of the Asset Purchase Agreement, the Loan Modification Agreement and the Amended and Restated Secured Promissory Note that are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement, effective May 1, 2024, by and among Greenlane Holdings, Inc, Warehouse Goods LLC and Synergy Imports LLC.
10.2	Loan Modification Agreement, effective May 1, 2024, by and among Warehouse Goods LLC, Synergy Imports LLC and the Guarantors as defined therein.
10.3	Amended and Restated Secured Promissory Note, effective May 1, 2024, by Warehouse Goods LLC and Synergy Imports LLC.
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: May 10, 2024	By:	/s/ Lana Reeve
Lana Reeve
Chief Financial and Legal Officer